Exhibit 3.4

AMENDED AND RESTATED BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and affairs of

Kinder Morgan Canada Limited

Contents

One	-	Interpretation

Two	-	Business of the Corporation

Three	-	Borrowing and Security

Four	-	Directors

Five	-	Committees

Six	-	Officers

Seven	-	Protection of Directors, Officers and Others

Eight	-	Shares

Nine	-	Dividends and Rights

Ten	-	Meetings of Shareholders

Eleven	-	Notices

Twelve	-	Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

i

Table of Contents (continued)

ii

Table of Contents (continued)

iii

SECTION ONE

INTERPRETATION

1.01                        Definitions and Interpretation. -  In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Alberta), or any statute that may be substituted therefor, as amended from time to time;

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province and territory of Canada;

“appoint” includes “elect” and vice versa;

“articles” means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“cheque” includes a bank draft;

“close of business” means 4:30 p.m. (Calgary time) on a business day in Alberta, Canada;

“Corporation” means the corporation incorporated under the Act by the said certificate to which the articles are attached and, as at the date hereof, named “Kinder Morgan Canada Limited”;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com;

“recorded address” means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation

“regulations” means the regulations under the Act as published or amended from time to time and every regulation that may be substituted therefor; and

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

Except as defined above or otherwise defined herein, words and expressions defined in the Act and the regulations, including the term “resident Canadian”, have the same meanings when used herein.  Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

SECTION TWO
BUSINESS OF THE CORPORATION

2.01                        Registered Office. -  The registered office of the Corporation shall be at the place within the Province of Alberta as is specified in the notice thereof filed with the articles and thereafter as the board may from time to time determine.

2.02                        Corporate Seal. -  The Corporation may have one or more different corporate seals, which seals may be adopted or changed from time to time by the board.

2.03                        Financial Year. - The financial year of the Corporation shall end on such date as may be determined by the directors from time to time.

2.04                        Execution of Instruments. -  Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any one person being either an officer or a director of the Corporation.  Notwithstanding the foregoing, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.  Any signing officer may affix the corporate seal to any instrument requiring the same.  The secretary or an assistant secretary of the Corporation, acting alone, may certify the accuracy and subsisting nature of minutes (or extracts thereof) of any meetings of shareholders, other security holders, directors and committees of the board, or any written resolutions adopted in lieu of any such meeting.

2.05                        Banking Arrangements. -  The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board.  Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

2.06                        Voting Rights in Other Bodies Corporate. -  Any signing officer of the Corporation under section 2.04 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation.  Such instruments shall be in favour of such persons as may be determined by the officer executing or arranging for them.  In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION THREE
BORROWING AND SECURITY

3.01                        Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)         borrow money upon the credit of the Corporation;

(b)         issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)          to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise; and

(d)         mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02                        Delegation. - The board may from time to time delegate to a committee of the board, a director or an officer of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board may determine at the time of such delegation.

SECTION FOUR
DIRECTORS

4.01                        Number of Directors. -  Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

4.02                        Qualification. -  No person shall be qualified for election as a director if he is less than 18 years of age; if he is a represented adult as defined in the Adult Guardianship and Trusteeship Act (Alberta) or is the subject of a certificate of incapacity that is in effect under the Public Trustee Act (Alberta), is a formal patient as defined in the Mental Health Act (Alberta), is the subject of an order under The Mentally Incapacitated Persons Act (Alberta) appointing a committee of the person or estate or both, or has been found to be a person of unsound mind by a court elsewhere than in Alberta; if he is not an individual; or if he has the status of a bankrupt.  A director need not be a shareholder.  At least 1/4 of the directors shall be resident Canadians, or if the number of directors is fewer than four, at least one director shall be a resident Canadian.

4.03                        Election and Term. -  The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election.  The number of directors, including the number to be elected at any annual meeting, shall be the number of directors then in office or such other number as may be determined by the board.  The election shall be by resolution.  If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04                        Removal of Directors. -  Subject to the Act, the shareholders may by resolution passed at a meeting of shareholders specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

4.05                        Vacation of Office. - A director ceases to hold office when:  he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06                        Vacancies. -  Subject to the Act, a quorum of the board may appoint a qualified individual to fill a vacancy in the board.

4.07                        Action by the Board. -  The board shall manage the business and affairs of the Corporation.  The powers of the board may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board.  Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.08                        Canadian Directors Present at Meetings. -  Subject to the Act, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least 1/4 of the directors present are resident Canadians, or if the Corporation has fewer than four directors, at least one of the directors present is a resident Canadian, except where:

(a)              a resident Canadian director who is unable to be present approves in writing or by electronic, telephone or other communications facilities the business transacted at the meeting; and

(b)              the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under clause (a), totals at least 1/4 of the directors present at the meeting.

4.09                        Meeting by Electronic Means. -  A director may participate in a meeting of the board or of a committee of the board by means of electronic, telephone or other communication facilities that permits all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.

4.10                        Place of Meetings. -  Meetings of the board may be held at any place in or outside Alberta.

4.11                        Calling of Meetings. -  Meetings of the board shall be held from time to time at such time and at such place as the board, the chair of the board, the chief executive officer, the president or any two directors may determine.

4.12                        Notice of Meeting. -  Except as otherwise provided in these by-laws, notice of the time and place of each meeting of the board shall be given in the manner provided in section 11 to each director not less than 24 hours before the time when the meeting is to be held.  Provided, however, that a director may in any manner, and either before or after the meeting, waive notice of a meeting and attendance of a director at a meeting of the board shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

4.13                        First Meeting of New Board. -  Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14                        Adjourned Meeting. -  Notice of an adjourned meeting of the board is not required if the date, time and place of the adjourned meeting is announced at the original meeting.

4.15                        Regular Meetings. -  The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named.  A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16                        Chair and Secretary. -  The chair of the board shall be the chair of any meeting of the board.  If the chair of the board is absent, the directors present shall choose one of their number to be chair of the meeting.  The secretary of the Corporation shall act as secretary at any meeting of the board, and if the secretary of the Corporation is absent, the chair of the meeting shall appoint a person, who need not be a director, to act as secretary of the meeting.

4.17                        Lead Director. -  The board may, from time to time appoint a lead director. The board may specify the duties of, and in accordance with this by-law and subject to the provisions of the Act, the powers of such person.

4.18                        Quorum. -  Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall be a majority of directors or such greater number of directors as the board may from time to time determine.  Where the Corporation has a board consisting of only one director, that director may constitute a meeting.

4.19                        Votes to Govern. -  At all meetings of the board every question shall be decided by a majority of the votes cast on the question.  In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

4.20                        Remuneration and Expenses. -  The directors shall be paid such remuneration for their services as the board may from time to time determine.  The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FIVE
COMMITTEES

5.01                        Committees of the Board. -  The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. At least 1/4 of the members of any such committee shall be resident Canadians.

5.02                        Transaction of Business. -  The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Alberta

5.03                        Advisory Bodies. -  The board may from time to time appoint such advisory bodies as it may deem advisable.

5.04                        Procedure. -  Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

SECTION SIX
OFFICERS

6.01                        Appointment. -  The board may from time to time appoint a chief executive officer, a chief financial officer, a president, one or more vice presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed.  One person may hold more than one office.  The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation.  Subject to section 6.02, an officer may but need not be a director.

6.02                        Chair of the Board. -  The board may from time to time also appoint a chair of the board who shall be a director.  If appointed, the board may assign to him any of the powers and duties as the board may specify.

6.03                        Chief Executive Officer. -  The chief executive officer shall have general supervision, management, direction and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the board are carried into effect. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the board may from time to time prescribe.

6.04                        Chief Financial Officer. - The chief financial officer shall have general financial supervision, management, direction and control of the business and affairs of the Corporation and shall see that all financial orders and resolutions of the board are carried into effect. The chief financial officer shall have the general financial powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the board, the chief executive officer, or the chair of the board may from time to time prescribe.

6.05                        President. -  The president shall have the general powers and duties of management usually vested in the office of president of a corporation (in circumstances where such corporation also maintains the office of chief executive officer) and shall perform such other duties and possess such other authority and powers as the board, the chief executive officer, or the chair of the board may from time to time prescribe.

6.06                        Vice Presidents. -  Each vice president shall have such powers and duties as may be assigned to him by the board, the chair of the board, the chief executive officer, the chief financial officer or the president, and (in order of their seniority as determined by the board or, in the absence of such determination, as determined by the length of time they have held the office of vice president) shall exercise the powers of the chief executive officer or the president during that officer’s absence or inability to act, unless the board designates another officer to do so. As between the Corporation and third parties, any action taken by a vice president (or such other officer designated by the board) in the performance of the duties of the chief executive officer or the president shall be conclusive evidence of the absence or inability to act of the chief executive officer or the president at the time such action was taken.

6.07                        Treasurer. -  The treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board, and shall perform such other duties and possess such other duties as may be prescribed by the board, the chair of the board, the chief executive officer, the president or the chief financial officer.

6.08                        Assistant Treasurers. -  Each assistant treasurer shall have such powers and duties as may be assigned to him by the board, the chair of the board, the chief executive officer, the president or the chief financial officer. The assistant treasurers (in the order of their seniority as determined by the board or, in the absence of such a determination, as determined by the length of time they have held the office of assistant treasurer) shall exercise the powers of the treasurer during such officer’s absence or inability to act.

6.09                        Secretary. -  Except as otherwise provided in these by-laws or determined by the board, the secretary shall keep the minutes of all meetings of the board and of the shareholders in books provided for that purpose, and he shall attend to the giving and service of all notices. The secretary shall have charge of the minute books of the Corporation as the board may direct and shall in general perform all duties incident to the office of the secretary, subject to the control of the board, the chair of the board, the chief executive officer and the president.

6.10                        Assistant Secretaries. -  Each assistant secretary shall have such powers and duties as may be assigned to him by the board, the chair of the board, the chief executive officer or the president. The assistant secretaries (in the order of their seniority as determined by the board or, in the absence of such a determination, as determined by the length of time they have held the office of assistant secretary) shall exercise the powers of the secretary during that officer’s absence or inability to act.

6.11                        Powers and Duties of Officers. -  Subject to the Act and except as otherwise provided by these by-laws, the powers and duties of all officers shall be such as the terms of their engagement call for or as the board or (except for those whose powers and duties are to be specified only by the board) the chief executive officer may specify.  The board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.12                        Term of Office. -  The board, in its discretion, may remove any officer of the Corporation.  Otherwise each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

6.13                        Agents and Attorneys. -  The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

SECTION SEVEN
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01                        Limitation of Liability. -  Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder.

7.02                        Indemnity. -  Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.  The Corporation may also indemnify such person in such other circumstances as the Act or law permits.  Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03                        Insurance. -  Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the board may from time to time determine.

SECTION EIGHT
SHARES

8.01                        Allotment of Shares. -  Subject to the Act and the articles, the board may from time to time authorize the issuance of shares of the Corporation, and may allot or grant options or other rights or instruments to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine.

8.02                        Commissions. -  The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03                        Registration of Transfers. -  Subject to the Act, no transfer of a share shall be registered in a securities register except: (a) upon presentation of the certificate (or, where applicable, other evidence of electronic, book based, direct registration service or other non-certificated entry or position on the register of shareholders) representing such share with an endorsement or completed stock power of attorney which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board or the Corporation’s transfer agent, may from time to time prescribe; (b) upon payment of all applicable taxes and any reasonable fees prescribed by the board; (c) upon compliance with any restrictions on transfer as are authorized by the articles; (d) upon satisfaction of any lien referred to in section 8.08; and (e) upon compliance with and satisfaction of such other requirements as the Corporation or the Corporation’s transfer agent may reasonably impose.

8.04                        Non-recognition of Trusts. -  Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.05                        Replacement of Share Certificates. -  The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.06                        Joint Shareholders. -  If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate or other evidence of ownership in respect thereof, and delivery of such certificate or other evidence of ownership to one of such persons shall be sufficient delivery to all of them.  Any one of such persons may give effectual receipts for the certificate or other evidence of ownership issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.07                        Deceased Shareholders. -  In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.08                        Lien for Indebtedness. -  If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

8.09                        Electronic, Book-Based or Other Non-Certificated Registered Positions. -  For greater certainty but subject to Act, a registered shareholder may have his holdings of shares of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the register of shareholders to be kept by the Corporation in place of a physical share certificate pursuant to a registration system that may be adopted by the Corporation.  This by-law shall be read such that a registered holder of shares of the Corporation pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of shares evidenced by a physical share certificate.  The Corporation may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a share registration system by electronic, book-based, direct registration system or other non-certificated means.

8.10                        Securities Registrars, Transfer Agents and Dividend Disbursing Agents. -  The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers. The board may also from time to time appoint a dividend disbursing agent to disburse dividends. One person may be appointed to any number of the aforesaid positions. The board may at any time terminate any such appointment.

SECTION NINE
DIVIDENDS AND RIGHTS

9.01                        Dividends. -  Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.  Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.  Subject to the Act and except as otherwise provided by the articles, any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation, but the board may nevertheless, at the board’s sole discretion, authorize the subsequent payment of any such dividend on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title or otherwise as the board may from time to time prescribe, whether generally or in any particular case. Except as otherwise provided by the articles with respect to any class or series shares, any dividend unclaimed for one year after having been declared payable may be invested or otherwise made use of by the board for the benefit of the Corporation

9.02                        Dividend Payments. -  A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, or, by electronic funds transfer to the bank account designated by the registered holder, unless such holder otherwise directs.  In the case of joint holders the cheque or payment shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address.  The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, or the electronic funds transfer as aforesaid, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.  In the event of non-receipt of any dividend cheque or payment by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque or payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.03                        Record Date for Dividends and Rights. -  The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given in the manner provided by the Act.  If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

SECTION TEN

MEETINGS OF SHAREHOLDERS

10.01                 Annual Meetings. -  The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board or the chair of the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02                 Special Meetings. -  The board or the chair of the board shall have power to call a special meeting of shareholders at any time.

10.03                 Place of Meetings. -  Subject to the Act and the articles of the Corporation, the board or the chair of the board shall determine the place of the meetings of the shareholders.

10.04                 Meeting by Electronic Means. - If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, the directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by electronic means, telephone, or other communication facilities that permits all participants to hear or otherwise communicate adequately with each other during the meeting.

10.05                 Participation in Meeting by Electronic Means. - Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by electronic means, telephone, or other communication facility that permits all participants to hear or otherwise communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility.  A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

10.06                 Notice of Meetings. -  Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 11 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.  Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.07                 List of Shareholders Entitled to Notice. - The Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting.  If a record date for the meeting is fixed pursuant to section 10.08, the shareholders listed shall be those registered at the close of business on such record date.  If no record date is fixed, the shareholders listed shall be those registered at the close of business on the last business day preceding the day on which notice of the meeting is sent or, where no such notice is sent, on the day on which the meeting is held.  The list shall be available for examination by any shareholder during usual business hours at the records office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.  Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.08                 Record Date for Notice. -  For the purpose of determining shareholders entitled to receive notice of or to vote at a meeting of shareholders, the directors may fix in advance a date as the record date for that determination of shareholders, but such record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held.

10.09                 Meetings Without Notice. -  A meeting of shareholders may be held without notice at any time and place permitted by the Act: (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.  At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.  If the meeting is held at a place outside Alberta, shareholders not present or duly represented, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.10                 Chair, Secretary and Scrutineers. -  The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:  chief executive officer, the chair of the board, the president, or a vice president who is a shareholder.  If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair.  If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair of the meeting.

10.11                 Persons Entitled to be Present. -  The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting.  Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.12                 Quorum. -  Subject to the Act in respect of a sole shareholder, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled, and together holding or representing by proxy not less than 25% of the outstanding shares of the Corporation entitled to vote at the meeting.  If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.  If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.13                 Proxyholders and Representatives. -  Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder and one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy.  A proxy may be executed in any manner permitted by law and shall conform with the requirements of the Act.  Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder.  The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the

Corporation or the chair of the meeting.  Any such proxyholder or representative need not be a shareholder.

10.14                 Time for Deposit of Proxies. -  The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, excluding Saturdays, Sundays and holidays, before which time proxies to be used at such meeting must be deposited.  A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.  Notwithstanding the foregoing, the chair of a meeting of shareholders may, in his sole discretion, determine to accept all, but not less than all, proxies which have been deposited following the time so specified.

10.15                 Joint Shareholders. -  If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

10.16                 Votes to Govern. -  At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question.  In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

10.17                 Show of Hands. -  Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided, and upon a show of hands every person who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. Any vote referred to in this section 10.17 may be held, in accordance with the Act, partly or entirely by electronic means, telephone or other communication facility, if the Corporation makes available such a communication facility.  Any person participating in a meeting of shareholders under sections 10.04 or 10.05 and entitled to vote at that meeting may vote by electronic means, telephone or other communication facility that the Corporation has made available for that purpose.

10.18                 Ballots. -  On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chair may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot.  A ballot so required or demanded shall be taken in such manner as the chair shall direct.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.19                 Advance Notice of Nominations of Directors.

(a)              Nomination Procedures. -  Subject only to the Act, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.

Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if the election of directors is a matter specified in the notice of meeting,

(i)                                     by or at the direction of the board, including pursuant to a notice of meeting;

(ii)                                  by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of a shareholders’ meeting by one or more of the shareholders made in accordance with the provisions of the Act; or

(iii)                               by any person (a “Nominating Shareholder”) who:

(A)                               at the close of business on the date of the giving of the notice provided for in this section 10.19 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who has beneficial ownership of shares pursuant to the Act that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Corporation, and

(B)                               complies with the notice procedures set forth below in this section 10.19.

(b)              Nominations for Election. -  For the avoidance of doubt, the procedures set forth in this section 10.19 shall be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Corporation.

(c)               Timely notice. -  In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation in accordance with this section 10.19.

(d)              Manner of timely notice. -  To be timely, a Nominating Shareholder’s notice must be given:

(i)                                     in the case of an annual meeting (including an annual and special meeting) of shareholders, not less than 30 days prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the meeting was made (each such date being, the “Notice Date”), notice by the Nominating Shareholder shall be made not later than the close of business on the 10th day following the Notice Date;

(ii)                                  in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the Notice Date; and

(iii)                               in the case of an annual meeting (including an annual and special meeting) of shareholders or a special meeting of shareholders called for the purpose of electing directors (whether or not also called for other purposes) where notice-and-access is used for delivery of proxy related materials, not less than 40 days prior to the date of the meeting (but in any event, not prior to the Notice Date); provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the Notice Date, notice by the Nominating Shareholder shall be made, in the case of an annual meeting of shareholders, not later than the close of business on the 10th day following the Notice Date and, in the case of a special meeting of shareholders, not later than the close of business on the 15th day following the Notice Date.

(e)               Proper form of notice. -  To be in proper written form, a Nominating Shareholder’s notice must set forth or be accompanied by, as applicable:

(i)                                     as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)                               the name, age and business and residential address of the Proposed Nominee;

(B)                               the principal occupation, business or employment of the Proposed Nominee, both present and within the five years preceding the notice;

(C)                               whether the Proposed Nominee is a resident Canadian within the meaning of the Act;

(D)                               whether the Proposed Nominee is a citizen and/or resident of the United States;

(E)                                the number of securities of each class of voting securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(F)                                 a description of any relationship, agreement, arrangement or understanding (financial, compensation or indemnity related or otherwise) between the Nominating Shareholder and the Proposed Nominee, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder or the Proposed Nominee, in connection with the Proposed Nominee’s nomination and election as a director;

(G)                               whether the Proposed Nominee is party to any existing or proposed relationship, agreement, arrangement or understanding with any competitor of the Corporation or any other third party which may give rise to a real or perceived conflict of interest between the interests of the Corporation and the interests of the Proposed Nominee; and

(H)                              any other information relating to the Proposed Nominee that would be required to be disclosed in a dissident’s proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws;

(ii)                                  as to the Nominating Shareholder, the beneficial owner, if any, on whose behalf the nomination is being made or any other person with whom such person is acting jointly or in concert with respect to the Corporation or any of its securities:

(A)                               their name, business and residential address;

(B)                               the number of securities of each class of voting securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such person, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(C)                               full particulars regarding any proxy, contract, arrangement, understanding or relationship pursuant to which it has a right to vote or to direct or control the voting of any shares of the Corporation and their interests in, or rights or obligations associated with, any agreements, arrangements or understandings, the purpose or effect of which is to alter, directly or indirectly, its economic interest in a security of the Corporation or the person’s economic exposure to the Corporation;

(D)                               whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Corporation in support of such nomination; and

(E)                                any other information relating to such person that would be required to be made in a dissident’s proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws; and

(iii)                               a written duly signed consent by each Proposed Nominee to being named as a nominee for election to the board and to serve as a director of the Corporation, if elected.

References to “Nominating Shareholder” in this section 10.19 shall be deemed to refer to each shareholder that nominates or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal.

(f)                Notice to be updated. -  In addition, to be considered timely and in proper written form, a Nominating Shareholder’s notice shall be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

(g)               Power of the chair. -  The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(h)              Delivery of notice. -  Notwithstanding any other provision of this section 10.19, notice given to the secretary of the Corporation pursuant to this section 10.19 may only be given by personal delivery, first class mail or by e-mail (at such e-mail address as stipulated from time to time by the secretary of the Corporation for the purposes of this notice); and shall be deemed to have been given and made only at the time it is served by personal delivery or first class mail at the address of the principal executive offices of the Corporation or by e-mail at the address as aforesaid; provided that if such delivery or electronic communication is made on a day which is not a business day or later than the close of business on a day which is a business day, then such notice shall be deemed to have been made on the subsequent day that is a business day.

(i)                  Discussion of matters. -  Nothing in this section 10.19 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act.

(j)                 Board Discretion. -  Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this section 10.19.

10.20                 Adjournment. -  The chair at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.  If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of adjournment.  Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.21                 Action in Writing by Shareholders. -  A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

10.22                 Only One Shareholder. -  Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

SECTION ELEVEN
NOTICES

11.01                 Method of Giving Notices. -  Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication or if sent to him by electronic means in accordance with the provisions of applicable laws relating to the sending of such documents by electronic means.  A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch; and a notice so sent by electronic means shall be deemed to have been given when transmitted.  The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

11.02                 Notice to Joint Shareholders. -  If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03                 Computation of Time. -  In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included, unless the computation of time is required by law to be performed differently.

11.04                 Undelivered Notices. -  If any notice given to a shareholder pursuant to section 11.01 is returned on two consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.05                 Omissions and Errors. -  The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06                 Persons Entitled by Death or Operation of Law. -  Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.07                 Waiver of Notice. -  Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be.  Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

SECTION TWELVE
EFFECTIVE DATE

12.01                 Effective Date. -  This by-law shall come into force when made by the board in accordance with the Act.

12.02                 Repeal. -  All previous by-laws of the Corporation are repealed as of the coming into force of this by-law.  Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal.  All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

* * * * *

The foregoing by-law was made by the directors of the Corporation effective the 23rd day of May, 2017, and was confirmed without variation by the shareholders of the Corporation effective the 23rd day of May, 2017.

(signed) “Steven J. Kean”
Steven J. Kean
Chief Executive Officer